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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
PRESSURE BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 8, 2004

Dear Stockholder:

        Pressure BioSciences, Inc. (formerly known as Boston Biomedica, Inc.) will hold a Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") at the offices of CWB Contractors, Inc., 80 Manley Street, West Bridgewater, MA 02379, on Thursday, December 30, 2004 at 7:00 p.m. At the Meeting, stockholders will elect two Class II Directors to hold office until the 2007 Annual Meeting of Stockholders. Detailed information about this vote and the Meeting itself is included in the attached proxy statement.

        On behalf of the Board of Directors and employees of Pressure BioSciences, Inc., I cordially invite all stockholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card.

        If you plan to attend the Meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

Sincerely,

R. Wayne Fritzsche
Chairman of the Board of Directors

PRESSURE BIOSCIENCES, INC.

NOTICE OF SPECIAL MEETING
IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, December 30, 2004

        The Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") of Pressure BioSciences, Inc. ("PBI" or the "Company") will be held on Thursday, December 30, 2004 at 7:00 p.m. at the offices of CWB Contractors, Inc., 80 Manley Street, West Bridgewater, MA 02379, for the following purposes:

1.
To elect two Class II Directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.
To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof.

        The Board of Directors has fixed November 23, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

                      By Order of the Board of Directors:

                      Richard T. Schumacher
                      Clerk

West Bridgewater, Massachusetts
December 8, 2004

YOUR VOTE IS IMPORTANT

You are urged to sign, date and promptly return the accompanying form of proxy, so that, if you are unable to attend the Meeting, your shares may nevertheless be voted. However, your proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting in person at the Meeting.

PRESSURE BIOSCIENCES, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING IN LIEU OF
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 30, 2004

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pressure BioSciences, Inc., a Massachusetts corporation formerly known as Boston Biomedica, Inc., with its principal executive offices at 375 West Street, West Bridgewater, Massachusetts 02379 (the "Company"), for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, December 30, 2004, at 7:00 p.m. and at any adjournments or postponements thereof (the "Meeting").

        The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them. It is expected that this proxy statement, the accompanying notice of Meeting, proxy card, and annual report to stockholders will be mailed to stockholders on or about December 8, 2004.

        Only stockholders of record at the close of business on November 23, 2004 will be entitled to receive notice of, and to vote at, the Meeting. As of November 23, 2004, there were outstanding 6,872,915 shares of Common Stock, $.01 par value, of the Company (the "Common Stock"), all of which are entitled to vote. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the authorized proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written notice of revocation bearing a later date than the proxy, by executing a proxy with a later date, or by attending and voting in person at the Meeting. Record holders should send any written notice of revocation or subsequent dated proxy to the Company's Clerk at 375 West Street, West Bridgewater, MA 02379, or hand deliver the notice of revocation or subsequent dated proxy to the Company's Clerk before the vote at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, two Class II Directors are to be elected, each to serve until the 2007 Annual Meeting of Stockholders and a successor has been duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated J. Donald Payne and P. Thomas Vogel for election as Class II Directors. Each of the nominees is currently a director of the Company. Neither Mr. Payne nor Mr. Vogel has been nominated pursuant to any arrangement or understanding with any person.

        The Company's Restated Articles of Organization, as amended (the "Articles"), and Amended and Restated Bylaws, as amended (the "Bylaws"), provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders following the initial classification, the directors elected to succeed those whose terms expire are identified as being the same class as the directors they succeed and are elected to hold office for a term to expire at the third Annual Meeting of Stockholders after their election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Articles and Bylaws do not require the stockholders to elect any directors in a class the term of office of which extends beyond the Meeting. The terms of office of J. Donald Payne and P. Thomas Vogel, the Company's Class II Directors, expire at the Meeting. The terms of office of the Class I and Class III Directors continue after the Meeting.

        It is the intention of the persons named as proxies to vote for the election of J. Donald Payne and P. Thomas Vogel as Class II Directors. In the unanticipated event that either of them should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate or the present Board of Directors may reduce the number of directors.

Information on Nominees and Other Directors

        The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond the Meeting, including the year in which the nominee's term would expire, if elected.

Name	Age	Position	Director Since	Year Term Expires, if Elected, and Class
R. Wayne Fritzsche(1)	55	Chairman of the Board	2003	2006 Class I
Dr. Calvin A. Saravis(1)	74	Director	1986	2006 Class I
J. Donald Payne*(1)	49	Director	2003	2007 Class II
P. Thomas Vogel*(1)	64	Director	2004	2007 Class II
Kevin W. Quinlan	54	Director	1986	2005 Class III
Richard T. Schumacher	54	Director, President, Chief Executive Officer, Clerk, and Treasurer	1978	2005 Class III

*Nominee
for Class II Director.

(1)
Member of the Audit Committee, Compensation Committee, and Nominating Committee.

        Mr. R. Wayne Fritzsche has served as a director and Chairman of the Board of Directors of the Company since October 2, 2003. Mr. Fritzsche has served as a member of the Company's Scientific Advisory Board since 1999. Mr. Fritzsche is the founder of Fritzsche & Associates, Inc., a consulting firm which provides strategic, financial, and scientific consulting to medical companies in the life sciences/healthcare arena, and has served as President of such company since 1991. Since 2003, Mr. Fritzsche has also served as interim President of Chemokine Pharmaceutical Company, Inc. (formerly PGBP Pharmaceuticals), a small molecule discovery company. Since 2001, Mr. Fritzsche has served as a board member of Opexa Pharmaceuticals, a multiple sclerosis/cell immunology therapy company, and Vascular Sciences, Inc., an extracorporeal/macular degeneration company. He also previously served as a board member of Intelligent Medical Imaging, an automated microscopic imaging company, from 1994 to 1997, Clarion Pharmaceuticals, a drug development company using novel esters, from 1994 to 1996, Nobex Pharmaceuticals, a drug delivery firm, from 1996 to 2001, Cardio Command, Inc., a transesophageal cardiac monitoring and pacing firm, from 1999 to 2001, and Hesed BioMed, an antisense oligonucleotide and catalytic antibody company from 2000 to 2002. Mr. Fritzsche holds a BA from Rowan University, and an MBA from the University of San Diego.

        Dr. Calvin A. Saravis has served as a director of the Company since 1986. Dr. Saravis has also served as Chairman of the Company's Scientific Advisory Board since 2003. Since 1984, he has been an Associate Professor of Surgery (Biochemistry) at Harvard Medical School (presently emeritus) and an Associate Research Professor of Pathology at Boston University School of Medicine (presently emeritus). From 1971 to 1997, Dr. Saravis was a Senior Research Associate at the Mallory Institute of Pathology and from 1979 to 1997, he was a Senior Research Associate at the Cancer Research Institute-New England Deaconess Hospital. Dr. Saravis received his Ph.D. in immunology and serology from Rutgers University.

        Mr. J. Donald Payne was appointed as a director of the Company effective December 30, 2003 to fill the Class II Board vacancy created by the resignation of Mr. William A. Wilson, a former director of the Company. Since September 2001, Mr. Payne has served as President and a Director of Nanospectra Biosciences, Inc., an early-stage, privately-held medical device company developing products for cancer, ophthalmology, and bio-defense diagnostics. From September 1998 to May 2001, Mr. Payne served as Senior Vice President and Chief Financial Officer of Sensus Drug Development Corporation, a bio-pharmaceutical company sold to Pharmacia in 2001. Prior to Sensus, from March 1997 to September 1998, Mr. Payne served as Vice President and Chief Financial Officer of LifeCell Corporation, a publicly held bio-engineering company. From May 1992 to February 1997, Mr. Payne was Vice President Finance and Chief Financial Officer of Aprogenex, a biotech company engaged in the development, manufacturing, and marketing of medical device products using a proprietary DNA probe technology. Mr. Payne also worked for 10 years at UMC Petroleum Corporation and its predecessor entities, where he was Chief Financial Officer of its private and public entities. Prior to UMC, Mr. Payne worked for Arthur Andersen in their audit department. Mr. Payne graduated summa cum laude from Texas A&M University in May 1976 with a Bachelor's Degree in Business Administration. Mr. Payne also graduated summa cum laude from the Jesse H. Jones Graduate School of Administration at Rice University in May 1992 with a Master's Degree in Business Administration (MBA). He is a Certified Public Accountant in Texas, and a member of the AICPA and Financial Executives Institute.

        Mr. P. Thomas Vogel was appointed to the Company's Board of Directors effective January 9, 2004. Since April 2002, Mr. Vogel has served as the President and Chief Executive Officer of AdipoGenix, Inc, an early-stage drug discovery company focusing on obesity and metabolic diseases, with a unique approach to directly targeting the fat cell itself. From 2000 to January 2002, Mr. Vogel served as President and Chief Executive Officer of Arradial, Inc., an early stage biopharmaceutical company. From 1996 to 2000, Mr. Vogel was Chief Executive Officer and Director of Mosaic Technologies, Inc., an early-stage molecular biology company. In 1995, Mr. Vogel founded the

Charlestown Group, a venture capital firm with a mission of investing in early-stage companies in medical and information technologies. Mr. Vogel worked with the Charlestown Group until 2000. From 1992 to 1995, Mr. Vogel was President of Fisher Scientific Company, a $1 billion laboratory supply distribution business. Mr. Vogel served as President of PB Diagnostics from 1991 to 1992, as President of Instrumentation Laboratory from 1990 to 1991, and as President of Serono Diagnostics from 1988 to 1990. Mr. Vogel was in the venture capital arena from 1982 to 1987. Prior to that, from 1974 to 1982, Mr. Vogel worked in the Diagnostics Division of Abbott Laboratories, Inc., where he served as Divisional Vice President and General Manager of Diagnostic Products. Mr. Vogel began his professional career at Texas Instruments, Inc., where he held a number of key positions from 1964 to 1973, including plant management in Germany, Italy and Singapore. Mr. Vogel graduated from the Georgia Institute of Technology with a Bachelor's Degree in Electrical Engineering and from The Wharton Business School with a Master's Degree in Business Administration.

        Mr. Kevin W. Quinlan, a director of the Company since 1986, served as President and Chief Operating Officer from August 1999 through September 14, 2004 and Treasurer from June 2001 through September 14, 2004. Since September 14, 2004, Mr. Quinlan has served as President of BBI Diagnostics, a division of SeraCare, the life sciences company that purchased substantially all of the assets of the Company's BBI Diagnostics and BBI Biotech business units (the "BBI Core Businesses"). From January 1993 to August 1999, Mr. Quinlan served as Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Company. From 1990 to December 1992, he was the Chief Financial Officer of ParcTec, Inc., a New York-based leasing company. Mr. Quinlan served as Vice President and Assistant Treasurer of American Finance Group, Inc. from 1981 to 1989 and was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP) from 1975 to 1981. Mr. Quinlan is a Certified Public Accountant and received a M.S. in accounting from Northeastern University and a B.S. in resource economics from the University of New Hampshire. Mr. Quinlan has notified the Company that he is considering the possibility of not standing for reelection when his term expires at the Company's 2005 Annual Meeting of Stockholders and that he is considering resigning from the board of directors following completion of transition related matters in connection with the sale of the Company's BBI Core Businesses to SeraCare.

        Mr. Richard T. Schumacher, the founder of the Company, has served as a director of the Company since 1978. He has served as Chief Executive Officer of the Company since April 16, 2004 and President since September 14, 2004. He previously served as Chief Executive Officer and Chairman of the Board of the Company from 1992 to February 2003. From July 9, 2003 until April 16, 2004, he served as a consultant to the Company pursuant to a consulting agreement. He served as President of the Company from 1986 to August 1999. Mr. Schumacher served as the Director of Infectious Disease Services for Clinical Sciences Laboratory, a New England-based medical reference laboratory, from 1986 to 1988. From 1972 to 1985, Mr. Schumacher was employed by the Center for Blood Research, a nonprofit medical research institute associated with Harvard Medical School. Mr. Schumacher received a B.S. in Zoology from the University of New Hampshire.

Board of Directors' Meetings and Committees

        The Board of Directors held twenty-eight (28) meetings during the year ending December 31, 2003. In addition, a special committee of independent directors consisting of Francis E. Capitanio and William A. Wilson, former directors of the Company, and Calvin A Saravis (such committee referred to as the "Special Oversight Committee"), which was appointed to review the transactions with Mr. Schumacher, as described below under the heading "Certain Relationships and Related Transactions", communicated informally frequently and held six (6) meetings during fiscal year 2003. The Special Oversight Committee completed its duties in March, 2004. Each current director attended at least 75% of the meetings of the Board of Directors and each committee of the Board of Directors on which they served. All of the Company's directors are encouraged to attend the Company's annual meetings of stockholders. Four (4) of the Company's directors who were serving at the time were in attendance at the Company's 2003 Annual Meeting of Stockholders.

        Standing committees of the Board include an Audit Committee, a Compensation Committee, and as of October 26, 2004, a Nominating Committee. The Board of Directors has reviewed the qualifications of each of the individuals serving on these committees and has determined that each individual is "independent" as such term is defined under the current listing standards of the Nasdaq National Market.

        Audit Committee.    Messrs. Fritzsche, Payne, Saravis and Vogel are currently the members of the Audit Committee. In fiscal 2003, the Audit Committee consisted of Messrs. Capitanio and Wilson and Dr. Saravis for most of the year. Mr. Capitanio resigned from the Audit Committee at the expiration of his term as a director on October 2, 2003 and was replaced by Mr. Fritzsche. Mr. Wilson resigned from Audit Committee on October 3, 2003, when he resigned from the Board of Directors to pursue other activities. Mr. Wilson was replaced by Mr. Payne in December 2003. Mr. Vogel joined the Audit Committee in January 2004. The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member of the Audit Committee is "independent" under the current listing standards of the Nasdaq National Market applicable to Audit Committee members. The Board of Directors has also determined that Mr. Payne qualifies as an "audit committee financial expert", as defined by applicable SEC rules.

        The Board of Directors recently amended the written charter of the Audit Committee (the "Audit Committee Charter") to conform to the recently promulgated SEC and Nasdaq rules. A copy of the Audit Committee Charter is attached as Appendix A to this proxy statement. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's independent public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of certain other compliance matters. The Audit Committee held three (3) meetings during fiscal 2003. See "Audit Committee Report" below.

        Compensation Committee.    Messrs. Fritzsche, Payne, Saravis and Vogel are currently the members of PBI's Compensation Committee. In fiscal 2003, the Compensation Committee consisted of Messrs. Capitanio and Wilson and Dr. Saravis for most of the year. Mr. Capitanio replaced Mr. Schumacher as a member of the Compensation Committee in February 2003. Mr. Capitanio resigned from the Compensation Committee at the expiration of his term as a director on October 2, 2003 and was replaced by Mr. Fritzsche. Mr. Wilson resigned from Compensation Committee in October 3, 2003, when he resigned from the Board of Directors to pursue other activities. Mr. Wilson was replaced by Mr. Payne in December 2003. Mr. Vogel joined the Compensation Committee in January 2004.

        The primary functions of the Compensation Committee include (i) reviewing and approving the Company's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under the Company's stock option plans. A copy of the Compensation Committee's written charter is publicly available at the Company's principal executive office and can be obtained upon your request. The Compensation Committee held no formal meeting(s) during fiscal 2003.

        Nominating Committee.    The Nominating Committee of the Board of Directors was formed in October 2004. Messrs. Fritzsche, Payne, Saravis and Vogel are currently the members of the Company's Nominating Committee. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of the Company, (ii) serve as a focal point for communication between such candidates, the Board of Directors and management, and (iii) make recommendations of candidates to the Board of Directors for all directorships to be filled by the stockholders or the Board.

        The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2005 Annual Meeting of Stockholders, it must follow the procedures described below under "Deadline for Receipt of Stockholder Proposals and Recommendations for Director."

        The Board of Directors recently adopted a written charter of the Nominating Committee (the "Nominating Committee Charter") to conform to the recently promulgated SEC and Nasdaq rules. A copy of the Nominating Committee Charter is attached as Appendix B to this proxy statement.

Audit Committee Report

        The Board of Directors has an Audit Committee, which is currently comprised of four non-employee members, Messrs. Fritzsche, Payne, Saravis and Vogel. These members of the Company's Audit Committee are "independent" as that term is defined under the listing standards of the Nasdaq National Market.

        The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2003 with management of the Company. The Audit Committee also discussed with Weinberg & Company, P.A. ("Weinberg"), the Company's independent accountants, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Weinberg regarding their independence, and has discussed the matter with the independent accountants.

        Based upon its review and discussions of the foregoing, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended.

                      Audit Committee:
                      R. Wayne Fritzsche
                      J. Donald Payne
                      Calvin A. Saravis, Ph.D.
                      P. Thomas Vogel

Independent Auditor Fees and Other Matters

        The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP ("PwC") prior to its resignation on August 22, 2003 and fees billed to the Company by Weinberg since its appointment on November 5, 2003 for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

Fee Category	Fiscal 2003 Fees ($)		Fiscal 2002 Fees ($)
	Weinberg	PwC	Weinberg	PwC
Audit Fees	150,616	71,325	0	170,000
Audit-Related Fees	0	20,000	0	0
Tax Fees	0	16,600	0	49,000
All Other Fees	0	3,000	0	0
Total Fees	$150,616	$110,925	$0	$219,000

        Audit Fees.    Consists of aggregate fees billed for professional services rendered for the audit of the Company's condensed consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by PwC and Weinberg in connection with statutory and regulatory filings or engagements. Fiscal year 2003 PwC fees include two quarterly reviews, issuance of a Year 2003 consent, and a final billing on fiscal year 2002 services provided.

        Audit-Related Fees.    Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's condensed consolidated financial statements and are not reported under "Audit Fees." Fees billed by PwC in 2003 included $20,000 for services requested by the Special Oversight Committee of the Board of Directors.

        Tax Fees.    Consists of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax audit defense.

        All Other Fees.    In fiscal 2003, services provided by PwC included communications with the successor auditing firm.

        The Audit Committee considers whether the provision of these services is compatible with maintaining the auditor's independence, and has determined such services for fiscal 2003 and 2002 were compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of November 1, 2004 concerning beneficial ownership of Common Stock by each Director and each Named Executive Officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. Unless otherwise noted, each person identified below possesses sole voting power and investment power with respect to the shares listed. This information is based upon information received from or on behalf of the named individuals.

Name *	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Richard T. Schumacher(1)(2)(3)* c/o Pressure BioSciences, Inc. 375 West Street West Bridgewater, MA 02379	767,907		11.0%
Kevin W. Quinlan(1)(4)	195,244		2.3%
Mark M. Manak, Ph.D.(1)(4)	88,507		1.3%
Kathleen W. Benjamin(1)(4)	31,666		**
Richard J. D'Allessandro(1)(4)	25,000		**
Calvin A. Saravis, Ph.D.(1)	55,000		**
R. Wayne Fritzsche(1)	18,000		**
J. Donald Payne(1)	15,000		**
P. Thomas Vogel(1)	15,000		**
All Executive Officers and Directors as a group (9 Persons)(1)	1,211,324		16.4%
Richard P. Kiphart(5)* c/o William Blair & Company, L.L.C. 222 West Adams Street Chicago IL 60606	1,542,989	(3)(4)	22.4%
Shoreline Micro-Cap Fund I LP(6)* c/o William Blair & Company, L.L.C. 222 West Adams Street Chicago, IL 60606	365,613	(4)	5.3%

*
Address provided for beneficial owners of more than 5% of the Common Stock.

**
Less than 1% of the outstanding Common Stock.

(1)
Includes the following shares of Common Stock issuable upon exercise of options exercisable within 60 days after November 1, 2004: Mr. Schumacher—130,000; Mr. Quinlan—163,500; Dr. Manak—60,000; Ms. Benjamin 30,000; Mr. D'Allessandro—24,000; Dr. Saravis—55,000; Mr. Fritzsche—18,000; Mr. Payne—15,000; Mr. Vogel—15,000.

(2)
637,907 of Mr. Schumacher's shares of Common Stock have been pledged to a financial institution. Please see "Certain Relationships and Related Transactions" below.

(3)
Does not include 20,473 shares of Common Stock and 24,417 stock options held by Mr. Schumacher's spouse as she exercises all voting and investment control over such shares.

(4)
In connection with the Company's sale of its BBI Diagnostics and BBI Biotech business units to SeraCare, effective September 14, 2004, this individual's employment with the Company was terminated and such person became an employee of SeraCare.

(5)
Includes 90,000 shares of Common Stock held by Rebecca Kiphart (Mr. Kiphart's daughter), and also currently exercisable warrants (expiring August 2005) to purchase 27,734 shares of Common Stock. This amount also includes 365,613 shares beneficially owned by Shoreline Micro-Cap Fund I LP described in Note 5 below.

(6)
Includes 357,791 shares of Common Stock, and also currently exercisable warrants (expiring August 2005) to purchase 7,822 shares of Common Stock, held by Shoreline Micro-Cap Fund I LP, a fund of which Mr. Kiphart serves as general partner and has the sole power to vote and dispose or direct the disposition of shares held by Shoreline Micro-Cap Fund I LP.

Certain Relationships and Related Transactions

        In January 2002, the Company pledged a $1,000,000 interest bearing deposit at a financial institution to secure the Company's limited guaranty of loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Richard T. Schumacher, a director and the Company's current President and Chief Executive Officer. The loans from the financial institution to the entity controlled by Mr. Schumacher, which are personally guaranteed by Mr. Schumacher, were originally secured by collateral which included certain real property owned by Mr. Schumacher and all of his shares of Common Stock held in the Company. The Company's pledge is secured by a junior subordinated interest in the collateral provided by Mr. Schumacher to the financial institution. The Company's pledge of $1,000,000 was made to assist Mr. Schumacher in refinancing his indebtedness related to, among other things, his divorce settlement and to enable him to avoid the need to sell his Company Common Stock on the open market to satisfy his debts. The Company's Board of Directors and a special committee of the independent directors of the Board of Directors, evaluated a number of options and concluded that the pledge of the $1,000,000 interest bearing deposit was the best option and in the best interests of the Company's stockholders in the belief that it would, among other things, avoid selling pressure on the Company's Common Stock and relieve the financial pressures on Mr. Schumacher that could otherwise divert his attention from the Company.

        In January 2003, the $1,000,000 held in the interest bearing deposit account pledged to the financial institution to secure the Company's limited guaranty was used by the financial institution to satisfy the Company's limited guaranty obligation to the financial institution. The Company has no further obligations to the financial institution and has a loan receivable in the amount for $1,000,000 (plus accrued interest) from Mr. Schumacher. The Company continues to maintain its junior interest in collateral pledged by Mr. Schumacher to the financial institution. The Company reflected the $1,000,000 pledge as restricted cash on its balance sheet as of December 31, 2002 until the cash was used to satisfy the Company's limited guaranty in January 2003 and since then has reflected a $1,000,000 loan receivable on its balance sheet in stockholders' equity.

        On February 14, 2003, the Company announced that its Board of Directors terminated Mr. Schumacher as Chairman and Chief Executive Officer, effective on that date. Mr. Schumacher remained as a director of the Company. Kevin W. Quinlan, the then acting President and Chief Operating Officer, continued to lead day-to-day operations. The Special Oversight Committee was appointed to oversee the management of the affairs of the Company until such time as a new Chief Executive Officer was employed.

        On July 9, 2003, the Company announced that Mr. Schumacher agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company's PCT and BBI Source Scientific activities and the Company's ownership interest in Panacos Pharmaceuticals, Inc. BBI Source Scientific, Inc. was the Company's California-based instrument subsidiary, which developed and manufactures the PCT Barocycler™ instrument. As part of this engagement, Mr. Schumacher continued to reevaluate the ongoing business prospects for both the Company's Laboratory Instrumentation segment and PCT activities. On February 9, 2004, the Company announced it had extended until December 31, 2004 the Executive Consultant Agreement it had with Mr. Schumacher. Under the terms of the Executive Consultant Agreement, Mr. Schumacher served in an advisory role directing the Company's PCT and BBI Source Scientific activities, the Company's interest in Panacos Pharmaceuticals, Inc. and such other duties as the President or the Board of Directors of the Company assigned to him. In addition to these responsibilities, Mr. Schumacher also continued his lead role in working with William Blair & Co., the investment banking firm retained by the Company in October 2002. In connection with his Executive Consultant Agreement, Mr. Schumacher was paid an annualized salary of $250,000. In addition to his salary, Mr. Schumacher was eligible to receive, at the discretion of the Company's Board of Directors, a bonus in an amount to be determined by the Board of Directors in recognition of the successful completion of his duties and responsibilities under the Agreement, and he was also eligible to participate in the Company's health and medical insurance, disability insurance, group life insurance and group travel insurance, and 401(k) retirement plans.

        Following the signing of the Asset Purchase Agreement for the sale of substantially of the Company's assets of its BBI Diagnostics and BBI Biotech business units to SeraCare, on April 20, 2004, the Company's Board of Directors announced the appointment of Mr. Schumacher to the Company's open position of Chief Executive Officer (CEO), effective on that date. Since then, Mr. Schumacher has been employed pursuant to the terms of his existing consulting agreement. Effective on September 14, 2004, concurrent with the closing of the Company's sale of substantially all of the assets of its BBI Diagnostics and BBI Biotech business units to SeraCare, Kevin W. Quinlan, the Company's then acting President, Chief Operating Officer and Treasurer, resigned from all of such offices and became employed by SeraCare. On that same date, Mr. Schumacher, the Company's Chief Executive Officer, was appointed to replace Mr. Quinlan as President and Treasurer of the Company. Mr. Quinlan and Mr. Schumacher each continue to serve as a director of the Company.

        On October 25, 2002, the Company retained the investment banking firm of William Blair & Co. to advise the Company in the evaluation of strategic opportunities aimed at increasing shareholder value and liquidity by increasing the capital needed for growth. Mr. Richard P. Kiphart, an investor who owns or controls approximately 22.4% of the Common Stock of the Company as of November 1, 2004, is a Principal and Head of the Corporate Finance Department of William Blair & Co. In connection with the Company's sale of substantially all of the assets of its BBI Diagnostics and BBI Biotech business units to SeraCare Life Sciences, Inc. ("SeraCare") in September 2004, William Blair & Co. received a $450,000 fee upon completion of the sale of those businesses.

Compensation of Directors

        Non-employee directors of the Company received a quarterly stipend of $2,500, for a yearly total of $10,000 for their services in 2003. In addition, in 2003, each non-employee director who was a member of the Audit Committee received an additional $500 per quarter for a yearly total of $2,000 and each non-employee director who was a member of the Compensation Committee received an additional $500 per quarter for a yearly total of $2,000. As additional director compensation in recognition of the significant additional effort and time they were required to devote to their responsibilities on the Special Oversight Committee, Mr. Wilson (a director of the Company until October 3, 2003) was paid $94,044, Dr. Saravis was paid $20,095 and Mr. Capitanio (a director of the Company until October 2, 2003) was paid $3,986 for time spent (and expenses incurred) in 2003 discharging their responsibilities for the Special Oversight Committee. The Special Oversight Committee completed its duties in March, 2004. Accordingly, no further payments will be paid to members of the Special Oversight Committee. Each director is eligible to receive options to purchase Common Stock under the Company's 1999 Non-Qualified Stock Option Plan. Non-employee directors of the Company were granted 10,000 non-qualified stock options at the start of their term of service, which vest over a three year period and have an exercise price equal to the fair market value of the underlying shares on the date of the grant. As a result of the completion of the sale of the Company's BBI Diagnostics and BBI Biotech business units to SeraCare in September 2004, all of these options became fully vested. During the period February 13, 2003 to June 30, 2003, Mr. Schumacher received $3,777 of compensation from the Company in his role as a member of the Board of Directors.

        Effective January 1, 2004, compensation for independent members of the Board of Directors was set at a monthly stipend of $2,000, of which $1,000 is compensation for attending full Board meetings (whether telephonic or in-person) and $1,000 is compensation for attending committee meetings. There is no limit to the number of full Board or committee meetings called. No independent member of the Board of Directors will receive more than $2,000 per month regardless of the number of meetings attended. In addition to cash compensation, each independent member of the Board of Directors will also receive a one-time grant of 10,000 fully vested, non-qualified stock options, as well as an annual grant of 5,000 fully vested, nonqualified stock options. The initial set of options is granted as soon as feasible upon joining the Board and the annual options grant will be awarded on the first business day of March each year. Cash compensation will be paid in the first payroll of each fiscal quarter.

Compensation Committee Interlocks and Insider Participation.

        For the fiscal year ended December 31, 2003, the Board of Directors made decisions regarding executive compensation based on the recommendations of those members of the Board of Directors who also serve on the Compensation Committee. The individuals who served on the Compensation Committee in fiscal year 2003 and who made recommendations to the full Board of Directors consisted of Richard T. Schumacher, Dr. Calvin A. Saravis, William A. Wilson, and Francis E. Capitanio, each of whom (other than Mr. Schumacher) received options to purchase Common Stock in 2003. In fiscal 2003, Mr. Schumacher served as the Chief Executive Officer and Chairman of the Board of the Company through February 13, 2003. Effective February 13, 2003, Mr. Capitanio replaced Mr. Schumacher as a member of the Compensation Committee; Mr. Capitanio did not stand for reelection as a member of the Board of Directors and accordingly, his term of office expired on October 2, 2003. Mr. Wilson resigned as a Director of the Company on October 3, 2003. Dr. Saravis, Mr. Capitanio and Mr. Wilson are not current or former officers or employees of the Company.

        In fiscal 2003, the members of the Compensation Committee did not meet formally as a committee, but rather made recommendations regarding executive compensation at meetings of the full Board of Directors. The full Board of Directors then made final decisions regarding executive compensation. Neither Mr. Schumacher nor Mr. Quinlan participated in any vote or deliberations establishing their own compensation.

Summary of Executive Compensation of Executive Officers

        The following Summary Compensation Table sets forth the compensation during the last three fiscal years of (i) each person who served as Chief Executive Officer during fiscal year 2003, and (ii) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2003 and whose total annual salary and bonus, if any, exceeded $100,000 for services in all capacities to the Company during the fiscal year ended December 31, 2003 (collectively, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation					Long Term Compensation
Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)	Other Annual Compensation		Securities Underlying Stock Options (#)	All Other Compensation ($)(6)
Richard T. Schumacher, Chief Executive Officer and Chairman of the Board(1)(2)	12/31/03 12/31/02 12/31/01	$30,769 245,866 237,500	(2)	— — —	$123 1,019 1,163	(5) (5) (5)	— 90,000 40,000	$5,731 6,616 7,703	(3)(4) (3)(4) (3)(4)
Kevin W. Quinlan, President and Chief Operating Officer, Treasurer and Director(7)	12/31/03 12/31/02 12/31/01	$194,250 191,769 185,000		— — —	$3,513 2,973 3,575	(5) (5) (5)	— 107,000 24,000	$2,909 2,909 2,854	(3)(4) (3)(4) (3)(4)
Mark M. Manak, Ph.D. Senior Vice President and General Manager, BBI Biotech(7)	12/31/03 12/31/02 12/31/01	$147,000 147,000 141,346		— — —	— — —		— 46,500 —	$676 675 638	(4) (4) (4)
Kathleen W. Benjamin Vice President, Human Resources and Clerk(7)	12/31/03 12/31/02 12/31/01	$119,538 115,508 102,754		— — —	— — —		— 10,000 6,000	$342 342 212	(4) (4) (4)
Richard J. D'Allessandro, Vice President, Information Technology(7)	12/31/03 12/31/02 12/31/01	$124,917 121,964 117,046		— — —	— — —		— 10,000 6,000	$1,037 1,037 853	(4) (4) (4)

(1)
In January 2002, the Company pledged a $1,000,000 interest bearing deposit at a financial institution to provide additional security for loans in the aggregate amount of $2,418,000 from the financial institution to an entity controlled by Mr. Schumacher. In January 2003, the $1,000,000 pledged to the financial institution was used to satisfy the Company's guaranty obligation to the financial institution. For a detailed description of the terms of these transactions, please see "Certain Relationships and Related Transactions" in this proxy statement.

(2)
On February 14, 2003, the Company announced that it had terminated Mr. Schumacher as Chairman of the Board and Chief Executive Officer. Mr. Schumacher remained a director of the Company. The salary data presented in this chart for Mr. Schumacher covers the period January 1, 2003 through and including February 13, 2003, and excludes $41,353 of accrued vacation earned and paid subsequent to February 13, 2003. On July 9, 2003, the Company announced Mr. Schumacher agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company's PCT and BBI Source Scientific activities and the Company's ownership interest in Panacos Pharmaceuticals, Inc. In February 2004, this agreement was extended through December 31, 2004. Effective April 20, 2004, Mr. Schumacher was reappointed as Chief Executive Officer of the Company. For a description of the terms of the Company's agreement with Mr. Schumacher including compensation arrangements and director fees, please see "Compensation of Directors," "Board of Directors Report on Executive Compensation" and "Certain Relationships and Related Transactions" in this proxy statement.

(3)
Includes the value of premiums paid for term life and disability insurance policies. Included in the year 2003 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($4,450 and $498), and for Mr. Quinlan ($0 and $1,970). Included in the year 2002 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($3,382 and $1,992), and for Mr. Quinlan ($0 and $1,970). Included in the year 2001 amounts are the value of premiums for term life and disability insurance, respectively, for Mr. Schumacher ($4,450 and $1,192), and for Mr. Quinlan ($0 and $1,970).

(4)
Includes the value of imputed income from group life insurance.

(5)
Consists of personal use of a Company vehicle.

(6)
Year 2003 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2003 participation in the Company's 401K plan: Mr. Schumacher—$1,940; Mr. Quinlan—$1,951; Mr. Manak—$1,470; Ms. Benjamin—$1,199; and Mr. D'Allessandro—$625. Year 2002 compensation excludes the following amounts pursuant to Company matching contributions associated with year 2002 participation in the Company's 401K plan: Mr. Schumacher—$2,000; Mr. Quinlan—$1,918; Mr. Manak—$1,470; Ms. Benjamin—$1,182; and Mr. D'Allessandro—$1,235. The Company's match program was not in effect in 2001.

(7)
In connection with the Company's sale of its BBI Diagnostics and BBI Biotech business units to SeraCare, effective September 14, 2004, this individual's employment with the Company was terminated and such person became an employee of SeraCare. Mr. Quinlan remains a director of the Company.

        The following tables set forth certain information with respect to the stock options granted to and exercised by the Named Executive Officers during fiscal 2003 and the aggregate number and value of options exercisable and unexercisable held by the Named Executive Officers during fiscal 2003.

Option Grants in Fiscal Year 2003

        There were no options granted by the Company to any of the Named Executive Officers in fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
			Number of Securities Underlying Unexercised Options at Year End(#)(2)		Value of Unexercised In-the-Money Options at Year End($)(3)
	Shares Acquired on Exercise(#)
Name		Value Realized ($)(1)
			Exercisable	Un-exercisable	Exercisable	Un-exercisable
Richard T. Schumacher	—	—	42,500	87,500	$600	$600
Kevin W. Quinlan	—	—	85,000	78,500	360	360
Mark M. Manak, Ph.D.	—	—	32,625	27,375	0	0
Kathleen W. Benjamin	—	—	19,500	10,500	390	390
Richard J. D'Allessandro	—	—	13,500	10,500	390	390

(1)
The "value realized" represents the excess of the fair market value over the purchase price at the time of purchase based upon the closing price of the Common Stock on the Nasdaq National Market on the date of exercise, minus the respective option exercise price. No Named Executive Officers exercised any stock options of the Company in fiscal year 2003.

(2)
Includes the number of shares underlying both "exercisable" (i.e., vested) and "un-exercisable" (i.e., unvested) stock options as of December 31, 2003.

(3)
The values of "in-the-money" options reflect the positive spread between the exercise price of any such existing stock options and the closing year-end per share price of the Common Stock of $2.63, as quoted on the Nasdaq National Market on December 31, 2003.

Board of Directors Report on Executive Compensation

To the Stockholders:

        As described above under the heading "Compensation Committee Interlocks and Insider Participation", for the fiscal year ended December 31, 2003, the full Board of Directors made decisions regarding executive compensation based on the recommendations of those members of the Board of Directors who also served on the Compensation Committee. These recommendations were made at meetings of the full Board of Directors. The Compensation Committee did not hold any formal meetings during fiscal year 2003. These individuals made recommendations and presentations to the full Board of Directors on compensation levels, including salaries, incentive plans, benefits and overall compensation for officers and directors and issuance of stock options to officers, directors and employees. Subsequent to the recommendation of these individuals, the Board of Directors then voted on these proposals.

        The primary objective in determining the type and amount of executive officer compensation is to provide a level of base compensation which allows the Company to attract and retain superior talent. The Board of Directors endeavors to align the executive officer's interests with the success of the Company through participation in the Company's employee stock option plans, which provides the executive officer with the opportunity to build a substantial ownership interest in the Company.

        The compensation of executive officers includes cash compensation, the grant of stock options, and participation in benefit plans generally available to employees. In determining base salary, consideration is given to executive compensation for comparably sized companies as well as the individual experience and performance of each executive officer and the performance of the Company generally. Base salary recommendations are at a level believed to be comparable to cash compensation of officers with similar responsibilities in similarly situated corporations.

        Each of the executive officers, including Mr. Schumacher through February 13, 2003, and all full-time employees are eligible to receive grants of options under the Company's employee stock option plans. The employee stock option plans are used to provide incentives to officers and employees and to associate more closely the interests of such persons with stockholders' interests and the long-term success of the Company. In determining the number of options to be granted to each executive officer or employee, a subjective determination is based on factors such as the individual's level of responsibility, performance, and number of options held. During fiscal 2003, no options were granted to the Named Executive Officers under the employee stock option plans.

        In 2002, the Company's Board of Directors established a target bonus program for Mr. Schumacher and Mr. Quinlan. Bonuses were neither accrued nor paid in 2003 pursuant to this program. During the period January 1, 2003 through February 13, 2003, Mr. Schumacher, the Company's Chief Executive Officer during that period, received salary of $30,769 which excluded accrued vacation earned through and including February 13, 2003 in the amount of $41,353. The Board of Directors believes that his annualized base compensation ($250,000) was comparable to the cash compensation of chief executive officers of comparable companies. Mr. Schumacher was not granted any stock options in fiscal year 2003 by the Company.

        On July 9, 2003, the Company announced that Mr. Schumacher, a Director of the Company, agreed to accept an engagement with the Company as an Executive Project Consultant to advise the Company with respect to the strategic direction of the Company's PCT and BBI Source Scientific activities and the Company's ownership interest in Panacos Pharmaceuticals, Inc. BBI Source Scientific, Inc. was the Company's California-based instrument subsidiary, which developed and manufactures the PCT Barocycler instrument. As part of this engagement, Mr. Schumacher reevaluated the ongoing business prospects for both the Company's Laboratory Instrumentation segment and PCT activities.

        On February 9, 2004, the Company announced it had extended until December 31, 2004 the Executive Consultant Agreement it had with Mr. Schumacher. Under the terms of the Executive Consultant Agreement, Mr. Schumacher served in an advisory role directing the Company's PCT and BBI Source Scientific activities, the Company's interest in Panacos Pharmaceuticals, Inc. and such other duties as the President or the Board of Directors of the Company assigned to him. In addition to these responsibilities, Mr. Schumacher also continued his lead role in working with William Blair & Co., the investment banking firm retained by the Company in October 2002. In connection with his Executive Consultant Agreement, Mr. Schumacher was paid an annualized salary of $250,000. In addition to his salary, Mr. Schumacher was eligible to receive, at the discretion of the Company's Board of Directors, a bonus in an amount to be determined by the Board of Directors in recognition of the successful completion of his duties and responsibilities under the Agreement, and he was also eligible to participate in the Company's health and medical insurance, disability insurance, group life insurance and group travel insurance, and 401(k) retirement plans.

        Following the signing of the Asset Purchase Agreement for the sale of substantially all of the Company's assets of its BBI Diagnostics and BBI Biotech business units to SeraCare, on April 20, 2004, the Company's Board of Directors announced the appointment of Mr. Schumacher to the Company's open position of Chief Executive Officer (CEO), effective on that date. Since then, Mr. Schumacher has been employed pursuant to the terms of his existing consulting agreement. Effective on September 14, 2004, concurrent with the closing of the Company's sale of substantially all of the assets of its BBI Diagnostics and BBI Biotech business units to SeraCare, Kevin W. Quinlan, the Company's then acting President, Chief Operating Officer and Treasurer, resigned from all of such offices and became employed by SeraCare. On that same date, Mr. Schumacher, the Company's Chief Executive Officer, was appointed to replace Mr. Quinlan as President and Treasurer of the Company. Mr. Quinlan and Mr. Schumacher each continue to serve as a director of the Company.

        During fiscal 2003, in determining the compensation of the Chief Executive Officer and the President of the Company, the Board of Directors, based on the recommendations from the Compensation Committee, reviewed the compensation for chief executive officers and presidents of publicly-held companies of similar size, including those in the business of detection and treatment of infectious diseases and similar businesses, their individual performance against quantitative and qualitative goals, and the Company's performance.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid by a public company to its chief executive officer and its four other most highly compensated executive officers. Qualifying "performance-based" compensation is not subject to the deduction limit if specified requirements are met. The Board of Directors generally intends to structure stock options granted to its executive officers in a manner to qualify as performance-based compensation under Section 162(m). While the Board of Directors does not currently intend to qualify cash compensation as performance-based compensation for purposes of Section 162(m), it will continue to monitor the impact of Section 162(m) on the Company.

        Respectfully submitted.

Board of Directors:
R. Wayne Fritzsche
Calvin A. Saravis, Ph.D.
J. Donald Payne
P. Thomas Vogel
Richard T. Schumacher
Kevin W. Quinlan

Performance Graph

        The following graph compares the change in the Company's cumulative total stockholder return from December 31, 1998 to December 31, 2003, which includes the last trading day of fiscal 2003, with the cumulative total return on the Nasdaq Stock Market Index (Composite) and the Nasdaq Stock Market Index (Biotechnology) (SIC 2830-2839 U.S. and Foreign) for that period.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Pressure BioSciences, Inc. (formerly known as Boston Biomedica, Inc.)	100.00	96.83	54.73	98.35	101.04	88.58
Nasdaq Stock Market (Biotechnology)	100.00	201.64	248.00	207.81	113.62	165.59
Nasdaq Stock Market (Composite)	100.00	185.59	112.67	88.95	60.91	91.37

Assumes $100 invested on December 31, 1998 in the Company's Common Stock, the Nasdaq Stock Market Index (Biotechnology) and the Nasdaq Stock Market Index (Composite), and the reinvestment of any and all dividends.

OTHER MATTERS

Information Regarding Change in Independent Auditors

        Boston Biomedica, Inc. (now known as Pressure BioSciences, Inc.) was notified on August 22, 2003 that PricewaterhouseCoopers LLP ("PwC") had resigned as the Company's independent accountants, effective August 22, 2003. The Company had a close working relationship with PwC over the past ten years since their engagement in 1993 as the Company's independent accountants, and the Company expressed its disappointment at this development. During the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, and through August 22, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

        On November 5, 2003, the Audit Committee of the Board of Directors of the Company engaged Weinberg & Company, P. A. to act as the Company's independent accountants for the remainder of fiscal 2003 effective immediately. During the fiscal years ended December 31, 2001 and 2002 and through August 22, 2003, neither the Company nor anyone on its behalf consulted with Weinberg & Company P.A. with respect to any matters or events including any matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Disclosure of Relationships with Independent Accountants

        The Audit Committee of the Board of Directors has appointed Weinberg & Company, P.A. as the independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2004. As described above under the heading "Information Regarding Change in Independent Auditors", such firm has served continuously in that capacity since November 2003. A representative of Weinberg & Company, P.A. is not expected to be present at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and Nasdaq. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such filings it has received and written representations from certain reporting persons, the Company believes that all of its executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended December 31, 2003.

Code of Ethics

        Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company will provide a copy of its Code of Ethics to any person without charge upon request to the Clerk of the Company, Pressure BioSciences, Inc., 375 West Street, West Bridgewater, MA 02379. If the Company makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

Other Proposed Action

        The Board of Directors knows of no matters which may come before the Meeting other than the matters described in this proxy statement. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

        Proposals which stockholders intend to present at the Company's 2005 Special Meeting in Lieu of Annual Meeting of Stockholders and wish to have included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than February 8, 2005.

        Stockholders who wish to make a proposal at the Company's 2005 Annual Meeting—other than one that will be included in the Company's proxy materials—should notify the Company no later than March 25, 2005. If a proponent who wishes to present such a proposal at the Meeting fails to notify the Company by this date, the proxies solicited by the Board of Directors, with respect to such Meeting, may grant discretionary authority to the proxies named therein, to vote with respect to such matter if such matter is properly brought before the Meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

        Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at the Company's 2005 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Clerk, Pressure BioSciences, Inc., 375 West Street, West Bridgewater, MA 02379. Generally, under the Company's Bylaws, notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in the Company's Bylaws. Because of the closeness in proximity of the Company's 2004 Annual Meeting and the expected date of the Company's 2005 Annual Meeting of Stockholders, the Company will accept recommendations for nominees for director from stockholders no later than March 11, 2005. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee's charter, a copy of which is attached to this proxy statements as Appendix B. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of the Company's Common Stock for at least one year. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein or in the Company's Bylaws.

Stockholder Communications

        Any stockholder wishing to communicate with any of the Company's directors regarding the Company may write to the director, c/o Clerk, Pressure BioSciences, Inc., 375 West Street, West Bridgewater, MA 02379. The Clerk will forward these communications directly to the director(s).

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board of Directors Report on Executive Compensation", "Audit Committee Report", and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K, as amended

        Additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, and as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Clerk, Pressure BioSciences, Inc., 375 West Street, West Bridgewater, Massachusetts 02379.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

PRESSURE BIOSCIENCES, INC.

AUDIT COMMITTEE CHARTER

ADOPTED ON OCTOBER 26, 2004

I. PURPOSE

        The primary functions of the Audit Committee (the "Committee") are to assist the Board of Directors with the oversight of (i) the Company's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm.

        The term "registered public accounting firm" as used herein shall mean the public accounting firm registered with the Accounting Board which performs the auditing function for the Company.

        Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company's registered public accounting firm.

II. COMPOSITION AND INDEPENDENCE

        The Committee shall consist of three or more directors of the Company. The members on the Committee shall meet the independence and other qualification requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations thereunder and the applicable rules of the stock exchange or stock market on which the Company's securities are traded or quoted, subject to any permitted exceptions thereunder. At least one of the Committee members must satisfy the financial sophistication requirements of the listing standards of the Nasdaq Stock Market, and the Committee shall use diligent efforts to assure that at least one member qualifies as an "audit committee financial expert", as defined by rules of the Securities and Exchange Commission ("SEC").

        Committee members, including the chairperson, shall be elected by the Board at the annual meeting of the Board of Directors on the recommendation of the Corporate Governance Committee. Members shall serve until their successors shall be duly elected and qualified.

III. MEETINGS AND PROCEDURES

        The Audit Committee shall meet no less than four times per year, or more frequently as circumstances require. The Committee may request that members of management, representatives of the registered public accounting firm and others attend meetings and provide pertinent information, as necessary. In order to foster open communications, the Committee shall meet at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations in separate executive sessions to discuss any matters that the Committee believes should be discussed privately.

        Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company's By-laws, unless otherwise stated by resolution of the Board of Directors.

IV. Responsibilities and Duties

  A. General Matters

  1.
  The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing its audit report or related work. The registered public accounting firm shall report directly to and be accountable to the Committee.

  2.
  To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company's registered public accounting firm contemporaneously with the audit, subject to certain de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which shall be approved by the Committee prior to the completion of the audit.

  3.
  The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of (i) compensation to the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  4.
  The Committee may form subcommittees consisting of one or more members and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.

  B. Oversight of the Company's Relationship with the Auditors

        With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:

  1.
  On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm's continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm's statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company's annual proxy statement; (iv) satisfy itself as to the registered public accounting firm's independence; and (v) obtain and review a report by the registered public accountants describing their internal quality control procedures and any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years and any steps taken to deal with such issues.

  2.
  Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.

  3.
  Establish clear hiring policies for employees or former employees of the registered public accounting firm proposed to be hired by the Company that meet the SEC regulations and the stock exchange listing standards. In addition, on an annual basis, confirm that the registered public accounting firm is not disqualified from performing any audit service for the Company due to the fact that any of the Company's chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year's financial statements.

  4.
  Establish with the registered public accounting firm, the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.

  C. Financial Statements and Disclosure Matters

        With respect to the Company's financial statements and other disclosure matters, the Committee shall:

  1.
  Review and discuss with management and the registered public accounting firm the Company's quarterly financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations.

  2.
  Review and discuss with management and the registered public accounting firm, the Company's annual audited financial statements and the report of the registered public accounting firm thereon and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations.

  3.
  Review and discuss all material correcting adjustments identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations which are reflected in each annual and quarterly report that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles under Section 13(a) of the Exchange Act and filed with the SEC.

  4.
  Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in response to Item 303, Management's Discussion and Analysis of Financial Condition and Results of Operation, of Regulation S-K.

  5.
  Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any judgments about the quality, appropriateness and acceptability of the Company's accounting principles, clarity of financial statement disclosures, significant changes in the Company's selection or application of accounting principles and any other significant changes to the Company's accounting principles and financial disclosure practices which are suggested by the registered public accounting firm or management.

  6.
  Review with management, the registered public accounting firm, and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities with relevant jurisdiction.

  7.
  The review and discussions hereunder with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters would include the auditor's responsibility under generally accepted auditing standards, the Company's significant accounting policies, management's judgments and accounting estimates, significant audit adjustments, the auditor's responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any difficulties encountered in the course of the audit work.

  8.
  Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

  9.
  Following completion of its review of the annual audited financial statements, recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company's annual report on Form 10-K filed with the SEC.

  10.
  Prepare the Audit Committee report required by the SEC to be included in the Company's annual proxy statement and any other Committee reports required by applicable laws, rules and regulations.

  D. Internal Audit Function, Disclosure Controls and Internal Controls

        With respect to the Company's internal audit function, disclosure controls and internal controls and procedures for financial reporting:

  1.
  In consultation with management and the registered public accounting firm, review and assess the adequacy of the Company's internal controls and procedures for financial reporting and the procedures designed to assess, monitor and manage business risk and legal and ethical compliance programs.

  2.
  When applicable, review management's report on internal controls and procedures for financial reporting purposes required to be included in the Company's Annual Report of Form 10-K.

  3.
  When applicable, review the registered public accounting firm's attestation to management's report included in the Annual Report on Form 10-K evaluating the Company's internal controls and procedures for financial reporting.

  4.
  Review and discuss any disclosures made by the Company's CEO and CFO to the Committee (as a result of their evaluation as of the end of each fiscal quarter of the Company's effectiveness of the disclosure controls and procedures and its internal controls and procedures for financial reporting) related to (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses in the Company's internal controls, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

  5.
  Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  E. Other Miscellaneous Matters

        The Committee shall also have responsibility to:

  1.
  Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  2.
  Review and discuss all corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

  3.
  Review and approve all related-party transactions, unless otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

  4.
  If required by applicable law, rules or regulations, review and approve (i) the adoption of and any change or waiver in the Company's code of business conduct and ethics for directors, senior financial officers (including the principal executive officer, the principal financial officer, principal accounting officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules which is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

  5.
  Review and discuss with management and the registered public accounting firm the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies).

  6.
  Review with management and the registered public accounting firm the sufficiency in number and the quality of financial and accounting personnel of the Company.

  7.
  Review and reassess the adequacy of this Charter annually and recommend to the Board any changes or amendments the Committee deems appropriate.

  8.
  Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

APPENDIX B

PRESSURE BIOSCIENCES, INC.
NOMINATING COMMITTEE CHARTER

A. Purpose

        The purpose of the Nominating Committee (the "Nominating Committee") of the Board of Directors (the "Board") of Pressure BioSciences, Inc., a Massachusetts corporation (the "Company"), is to (i) identify, review and evaluate individuals qualified to serve on the Board; (ii) recommend to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders or to fill any vacancies on the Board; and (iii) recommend to the Board the persons to serve on other committees of the Board.

B. Structure and Membership

  1.
  Number. The Nominating Committee shall consist of such number of directors as the Board shall from time to time determine.

  2.
  Independence. Except as otherwise permitted by the applicable rules of NASDAQ, each member of the Nominating Committee shall be "independent" as defined by such rules.

  3.
  Chairperson. Unless the Board elects a chairperson of the Nominating Committee, the members of the Nominating Committee shall elect a chairperson by majority vote.

  4.
  Compensation. The compensation, if any, of all Nominating Committee members for service on the Nominating Committee shall be as determined by the Board.

  5.
  Selection and Removal. Members of the Nominating Committee shall be appointed by the Board. The Board may remove members of the Nominating Committee from such committee, with or without cause.

C. Authority and Responsibilities

        The operation of the Nominating Committee will be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to applicable provisions of the Massachusetts General Laws. The Nominating Committee will have the power and authority to carry out the following responsibilities:

  1.
  Selection of Director Nominees. Identify the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and identify for appointment by the Board persons to fill any vacancies on the Board, except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors. The Nominating Committee may consider nominees for director recommended by the Company's stockholders and from other sources, such as other directors, officers, third party search firms or other appropriate sources. Nominations must be made in accordance with the Company's Bylaws and any other policies adopted by the Nominating Committee from time to time;

  2.
  Criteria for Selecting Directors. Develop criteria and qualifications for selecting directors. For all potential candidates, the Nominating Committee shall consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the

B-1

    candidate would fill a present need on the Board, and concern for the long term interests of the stockholders;

  3.
  Search Firms and Other Experts. Retain or terminate any search firm or other expert to be used to identify and review candidates to serve as director nominees. The Nominating Committee shall also have the authority to approve the fees and other retention terms of any search firm or other expert, and is empowered, without further action by the Board, to cause the Company to pay the compensation of any search firm or expert engaged by the Nominating Committee;

  4.
  Candidate Recommendations. Make recommendations to the Board regarding candidates for membership on the Board and committees thereof;

  5.
  Board Composition Recommendations. Make recommendations to the Board regarding overall Board composition and makeup; and

  6.
  Miscellaneous. Perform such other functions and have such power as may be necessary or convenient in the efficient discharge of the foregoing.

D. Procedures and Administration

  1.
  Meetings. The Nominating Committee shall meet as often as it deems necessary in order to perform its responsibilities and shall keep such records of its meetings as it shall deem appropriate. Meetings may be held in person, by telephone or by videoconference. A majority of the members present shall constitute a quorum. The Nominating Committee may take action by written consent.

  2.
  Subcommittees. The Nominating Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

  3.
  Reports to the Board. The Nominating Committee shall report to the Board at such times as it deems appropriate and as the Board may require from time to time.

  4.
  Charter. The Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

  5.
  Independent Advisors. The Nominating Committee shall have the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Nominating Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Nominating Committee.

  6.
  Investigations. The Nominating Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Nominating Committee or any advisors engaged by the Nominating Committee.

E. Availability of Charter

        This Charter shall be made available on the Company's website or shall be included as an appendix to the Company's proxy statement in accordance with the applicable rules of the Securities and Exchange Commission.

B-2

PROXY
PRESSURE BIOSCIENCES, INC.

The undersigned hereby appoint Matthew S. Gilman, Steven R. London and Richard T. Schumacher, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2004 Special Meeting in Lieu of Annual Meeting of Stockholders of Pressure BioSciences, Inc. to be held on Thursday, December 30, 2004 and at any adjournment(s) or postponement(s) thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the Meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

(Please return this proxy to the Company by mail or by hand in enclosed envelope)

☒ Please indicate your vote below, as in this example.

The Board of Directors recommends a vote FOR the election of the nominees as directors.

1.
Election of Directors:

Nominees: J. Donald Payne and P. Thomas Vogel

☐ FOR ALL NOMINEES

☐ FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list shown above.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE SUCH CHANGE AT LEFT

(Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing).

Signature: ________________________ Title: _____________________ Date: _____________

Signature: ________________________ Title: _____________________ Date: _____________

QuickLinks

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
APPENDIX A
APPENDIX B
PROXY PRESSURE BIOSCIENCES, INC.